Exhibit 10.1

EXECUTION VERSION

Confidential

SUBSCRIPTION AND BACKSTOP AGREEMENT

This SUBSCRIPTION AND BACKSTOP AGREEMENT (this “Subscription Agreement”) is entered into as of June 10, 2022, by and between Mudrick Capital Acquisition Corporation II, a Delaware corporation (the “Company”), BC Cyan Investment Holdings, Inc., a Delaware corporation (together with its affiliates and subsidiaries, “BC Cyan”), Blue Nile, Inc., a Delaware corporation (“Blue Nile”), and the undersigned funds affiliated with Mudrick Capital Management, L.P., to be designated prior to Closing (collectively, the “Subscriber”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Company, BC Cyan and the other parties named therein are entering into that certain Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, the Company will enter into a business combination transaction with BC Cyan, on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, in connection with the Transaction, the Subscriber desires to subscribe for and purchase from the Company a number of shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), set forth on the signature page hereto, for a purchase price of $10.15 per share (the “PIPE Shares”), and the Company desires to issue and sell to the Subscriber the PIPE Shares in consideration of the payment of the aggregate applicable purchase price set forth on the Subscriber’s signature page hereto (the “Applicable Purchase Price”) by or on behalf of the Subscriber to the Company prior to the Closing (as defined below) in accordance with Section 3.1 herein, all on the terms and conditions set forth herein;

WHEREAS, in connection with the Transaction, the Subscriber is committing up to $68,000,000 in cash (the “Backstop Commitment”) to subscribe for up to 6,699,507 shares of Company Common Stock (the “Backstop Shares” and, together with the PIPE Shares, the “Shares”) at a price per share of $10.15 to the extent that the Available Closing Buyer Cash (as defined in the Business Combination Agreement), without taking into consideration any amount of the Backstop Commitment funded to the Company pursuant to this Subscription Agreement, would be less than $195,500,000 (such lesser amount, the “Available Capital”, and the occurrence of the Available Capital being less than $195,500,000, the “Backstop Triggering Event”), on the terms and conditions set forth herein; and

WHEREAS, the Subscriber or one or more of its affiliates is a lender holding not less than $66,000,000 in aggregate principal amount of term loans (such term loans, the “Subscriber Term Loans” and such amount, the “Subscriber Term Loan Amount” under that certain Term Loan Credit Agreement, dated as of February 17, 2017 (as amended by that certain Amendment No. 1 to Term Loan Credit Agreement, dated as of December 23, 2019, as further amended by that certain Amendment No. 2 to Term Loan Credit Agreement, dated as of January 18, 2022, as further amended by that certain Amendment No. 3 to Term Loan Credit Agreement, dated as of April 8, 2022, and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Term Loan Facility”), by and among BC Cyan Parent Inc., Blue Nile, the lenders party thereto from time to time, Goldman Sachs Lending Partners LLC, as administrative agent, and Goldman Sachs Bank USA, as collateral agent.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription.

1.1 Subject to the terms and conditions hereof, at the Closing, the Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber (subject to the prior payment by the Subscriber of the Applicable Purchase Price in accordance with the terms herein), the PIPE Shares (such subscription and issuance, the “PIPE Subscription”).

1.2 To the extent that the Backstop Triggering Event occurs immediately prior to the First Effective Time (as defined in the Business Combination Agreement), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber (subject to the prior payment by the Subscriber of the Backstop Subscription Amount (as defined below) in accordance with the terms herein), a number of shares of Company Common Stock equal to (i) (x) $195,500,000 minus (y) the Available Capital, divided by (ii) $10.15 (such amount, the “Backstop Subscription Amount”), rounded down to the nearest whole number (the “Backstop Shares” and such subscription and issuance, the “Backstop Subscription” and, together with the PIPE Subscription, the “Subscriptions”).

1.2.1 On the day following which the Buyer Stockholder Redemptions (as defined in the Business Combination Agreement) are required to be made in accordance with the Existing Buyer Certificate of Incorporation (as defined in the Business Combination Agreement), the Company shall deliver a written notice (the “Funding Notice”) to the Subscriber setting forth: (i) the Backstop Subscription Amount (as calculated in accordance with Section 1.2); (ii) the number of Backstop Shares, if any; (iii) the anticipated Closing Date; and (iv) the Company’s wire instructions.

1.2.2 Notwithstanding the foregoing, for the avoidance of doubt, the “Backstop Subscription Amount” shall be finally calculated without including any shares of Company Common Stock subject to the Buyer Stockholder Redemption that have been offered for redemption but subsequently and validly withdrawn by the applicable holder in accordance with the Existing Buyer Certificate of Incorporation (as the same is in existence at such time) and applicable Law.

1.2.3 At Closing (as defined below), the Subscriber may (or may cause one or more of its affiliates to), at its option, tender all or a portion of the Subscriber Term Loans in an aggregate principal amount up to the Subscriber Term Loan Amount to BC Cyan (a “Loan Tender” and any such amount a “Loan Tender Amount”) in satisfaction of its obligation to fund an amount of cash with respect to the Backstop Subscription Amount equal to the Loan Tender Amount; provided, that in no event shall the Loan Tender Amount exceed 25% of the aggregate principal amount of all Term Loans (as defined in the Term Loan Facility) outstanding at the time of such purchase. A Loan Tender shall be consummated by way of an open market purchase by BC Cyan of the Subscriber Term Loans pursuant to Section 13.6(h) of the Term Loan Credit Agreement, pursuant to which, on the date of the Closing (i) the Subscriber and BC Cyan shall execute an Assignment and Acceptance (as defined in the Term Loan Credit Agreement) and (ii) immediately following the consummation thereof, the Subscriber Term Loans so assigned shall be contributed to Blue Nile and immediately cancelled by Blue Nile. Any accrued and unpaid interest on the Subscriber Term Loans being contributed and cancelled pursuant to this Section 1.2.3 through the date of Closing shall be included in the Loan Tender Amount.

1.2.4 Notwithstanding anything to the contrary herein, the Company and its affiliates shall not have any liabilities or obligations with respect to, or arising out of, the Subscriber Term Loans (whether under this Subscription Agreement or otherwise and including, for the avoidance of doubt, if the Business Combination Agreement is terminated in accordance with its terms).

2. Representations, Warranties and Agreements.

2.1 The Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and acknowledges and agrees with the Company as follows:

2.1.1 If the Subscriber is not an individual, the Subscriber has been duly formed or incorporated and is validly existing in good standing (or the equivalent thereof with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If the Subscriber is an individual, the Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 If the Subscriber is not an individual, this Subscription Agreement has been duly authorized, validly executed and delivered by the Subscriber. If the Subscriber is an individual, the signature on this Subscription Agreement is genuine, and the Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement is enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity (the “Enforceability Exceptions”).

2.1.3 The execution, delivery and performance by the Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subscriber or, if the Subscriber is not an individual, any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Subscriber or, if the Subscriber is not an individual, any of its subsidiaries is a party or by which the Subscriber or, if the Subscriber is not an individual, any of its subsidiaries is bound or to which any of the property or assets of the Subscriber or, if the Subscriber is not an individual, any of its subsidiaries is subject, which would reasonably be expected to materially affect the ability or legal authority of the Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) if the Subscriber is not an individual, result in any violation of the provisions of the organizational documents of the Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Subscriber or, if the Subscriber is not an individual, any of its subsidiaries or any of their respective properties that would reasonably be expected to materially affect the ability or legal authority of the Subscriber to comply in all material respects with this Subscription Agreement.

2.1.4 The Subscriber is (i) (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or (b) an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act), in either case, satisfying the applicable requirements set forth on Schedule A, (ii) an “institutional account”, as defined in FINRA Rule 4512(c), (iii) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iv) is acquiring the Shares only for its own account and not for the account of others, or if the Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined above) and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.5 The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act with respect to the Shares or an opinion of counsel satisfactory to the Company that such registration statement is not required and an applicable exemption from the registration requirements of the Securities Act is available, and that any certificates or book entries representing the Shares shall contain a legend to such effect. The Subscriber acknowledges that the Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. The Subscriber understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

2.1.6 The Subscriber understands and agrees that the Subscriber is purchasing the Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to the Subscriber by the Company, Blue Nile, BC Cyan or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement.

2.1.7 As of the date of this Subscription Agreement, the Subscriber represents and warrants that (i) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law, to the extent such laws are applicable to the Subscriber.

2.1.8 In making its decision to purchase the Shares, the Subscriber has relied solely upon its own independent investigation. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review such financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. The Subscriber acknowledges it has conducted its own investigation of the Company and the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the documents provided to the Subscriber by the Company. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and the Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Subscriber acknowledges that the information provided to the Subscriber is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Subscriber’s obligation to purchase the Shares hereunder.

2.1.9 The Subscriber became aware of this offering of the Shares solely by means of direct contact from the Company, Blue Nile or BC Cyan as a result of a pre-existing, substantive relationship with the Company, Blue Nile or BC Cyan, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company, Blue Nile or BC Cyan. The Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. The Subscriber acknowledges that no placement agent has acted as its financial advisor or fiduciary in connection with the issuance and purchase of the Shares. The Subscriber acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation, warranty or other information made or provided by any person or entity (including, without limitation, BC Cyan or any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), except for the representations and warranties of the Company expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Company. The Subscriber acknowledges that certain information provided to the Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Subscriber undertook this investment freely and after obtaining independent legal advice.

2.1.10 The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

2.1.11 Based on its own independent review and together with any professional advisor(s) the Subscriber deemed appropriate, the Subscriber represents and acknowledges that the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.12 The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.13 The Subscriber represents and warrants that the Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or otherwise currently the subject or target of any sanctions administered by OFAC, the U.S. Department of State or other applicable Governmental Entity (ii) owned or controlled by, or acting on behalf of, a person that is named on the OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the Donetsk People’s Republic region of Ukraine, the Luhansk People’s Republic region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Subscriber agrees to use reasonable best efforts to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. The Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

2.1.14 At the time of funding the Applicable Purchase Price and, if applicable, the Backstop Subscription Amount prior to the Closing pursuant to Section 3.1, the Subscriber will have sufficient immediately available funds to pay the aggregate of the Applicable Purchase Price and, if applicable, the Backstop Subscription Amount. Subscriber was not formed for the purpose of acquiring the Shares and will have total liquid assets and net assets in excess of the aggregate of the Applicable Purchase Price and, if applicable, the Backstop Subscription Amount, as of the date the Applicable Purchase Price and, if applicable, the Backstop Subscription Amount are required to be funded to the Company pursuant to Section 3.1.

2.1.15 To the extent the Subscriber is one of the covered persons identified in Rule 506(d)(1), the Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Subscriber hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Subscriber’s securities for purposes of Rule 506(d) of the Securities Act.

2.1.16 The Subscriber agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, none of the Subscriber, its controlled affiliates, or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates or pursuant to any understanding with the Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Company prior to the Closing. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1 The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2 When issued and delivered to the Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Shares will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents then in effect or under the DGCL.

2.2.3 This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Subscriber, is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by the Enforceability Exceptions.

2.2.4 The execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

2.2.5 Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

2.2.6 Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Shares.

2.2.7 Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 2.1, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Subscriber in the manner contemplated by this Subscription Agreement.

2.2.8 The Company has provided the Subscriber an opportunity to ask questions regarding the Company and made available to the Subscriber all the information reasonably available to the Company that the Subscriber has requested for deciding whether to acquire the Shares.

2.2.9 No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

2.2.10 As of the date of this Subscription Agreement, there are no pending or, to the knowledge of the Company, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Subscription Agreement. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Company which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Subscription Agreement.

3. Settlement Date and Delivery.

3.1 Closing. The closing of the Subscriptions contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the closing date of the Transaction. Upon written notice from (or on behalf of) the Company to the Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than four (4) business days from the date of the Closing Notice, the Subscriber shall deliver to the Company at least one (1) business day prior to the closing date specified in the Closing Notice (the “Closing Date”), to be held in escrow until the Closing, the Applicable Purchase Price and, if applicable, the Backstop Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the PIPE Shares and, if applicable, the Backstop Shares, in book-entry form, less any Loan Tender Amount. In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than three (3) business days thereafter) return the Applicable Purchase Price and, if applicable, the amount of cash funded with respect to the Backstop Subscription Amount, to the Subscriber; provided, however, that, unless this Subscription Agreement has been terminated pursuant to Section 5 hereof, such return of the Applicable Purchase Price and, if applicable, the amount of cash funded with respect to the

Backstop Subscription Amount shall not terminate this Subscription Agreement or relieve the Subscriber of its obligation to purchase the PIPE Shares and, if applicable, the Backstop Shares at the Closing, and the Subscriber shall remain obligated to (A) redeliver the Applicable Purchase Price and, if applicable, the Backstop Subscription Amount to the Company following the Company’s delivery to the Subscriber of a new Closing Notice and a new Funding Notice with a new Closing Date in accordance with this Subscription Agreement and the procedures and timing for the delivery of the Applicable Purchase Price and, if applicable, the Backstop Subscription Amount as provided under this Section 3.1 and (B) consummate the Closing upon the satisfaction of the conditions set forth in this Section 3.

3.2 Mutual Conditions to Closing.

The parties’ obligations to effect the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by each party hereto, on or prior to the Closing Date, of each of the following conditions:

3.2.1 No suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

3.2.2 No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

3.3 Conditions to Closing of the Company.

The Company’s obligations to sell and issue the PIPE Shares and, if applicable, the Backstop Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Company and BC Cyan, on or prior to the Closing Date, of each of the following conditions:

3.3.1 All representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, other than (A) those representations and warranties qualified by materiality or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (B) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transaction. Consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date.

3.3.2 The Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

3.3.3 All conditions precedent to the consummation of the Transaction set forth in the Business Combination Agreement shall have been satisfied or, solely in the discretion of the parties thereto in accordance with the terms thereof, waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transaction, but subject to satisfaction of such conditions as of the consummation of the Transaction).

3.4 Conditions to Closing of the Subscriber.

The Subscriber’s obligation to purchase the PIPE Shares and, if applicable, the Backstop Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Subscriber and BC Cyan, on or prior to the Closing Date, of each of the following conditions:

3.4.1 All representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, other than (A) those representations and warranties qualified by materiality or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (B) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transaction. Consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date.

3.4.2 The Company shall have performed or complied with all agreements and covenants required by this Subscription Agreement; except where the failure of such performance, satisfaction or compliance would not result, individually or in the aggregate, in a material adverse effect on the ability of the Company to issue the Shares or complete the Transaction.

3.4.3 (i) All conditions precedent to the consummation of the Transaction set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transaction, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transaction) and (ii) the Transaction will be consummated immediately following the Closing.

4. Reserved.

5. Termination.

5.1 This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms or (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided, that, subject to the limitations set forth in Sections 1.2.4 or 9, nothing herein will relieve any party or any affiliate of such party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement.

5.2 In the event that this Subscription Agreement is terminated pursuant to clause (i) or clause (ii) of Section 5.1, and the Business Combination Agreement is terminated pursuant to Section 11.01(g) thereof, then, upon the earlier of (a) the consummation of the Specified Third Party Transaction (as defined in the Business Combination Agreement) at the closing under the Specified Third Party Definitive Agreement (as defined in the Business Combination Agreement) and (b) the termination of the Specified Third Party Definitive Agreement in accordance with its terms, BC Cyan shall, concurrently with such consummation or termination, at its option either (i) pay or cause to be paid to Subscriber (or its designee), $13,575,000 in cash by wire transfer of immediately available funds to an account designated by Subscriber in writing or (ii) issue to Subscriber (or its designee) a number of validly issued, fully-paid and non-assessable Company Convertible Preferred Shares (as defined in the Business Combination Agreement) in an amount equal to, in the aggregate, $13,575,000, which shall be issued at a price per share of $1,000.00, pursuant to the terms of that certain Stock Purchase Agreement, dated as of June 10, 2022 pursuant to which an affiliate of the Subscriber acquired Company Convertible Preferred Shares (the “Stock Purchase Agreement”), applying mutatis mutandis (the payment described in clause (i) or (ii), the “Subscriber Termination Adjustment”). The Subscriber Termination Adjustment shall be treated as an adjustment to the purchase price of the Company Convertible Preferred Shares issued pursuant to the Stock Purchase Agreement for tax purposes.

5.2.1 Except in the case of Fraud, if the Subscriber Termination Adjustment is paid pursuant to this Section 5.2, such payment shall constitute the sole and exclusive remedy of Subscriber or any of its respective former, current or future direct or indirect general or limited partners, equityholders, directors, officers, managers, employees, representatives or assignees, on the one hand, against BC Cyan, its Subsidiaries and any of their respective former, current or future direct or indirect general or limited partners, equityholders, directors, officers, managers, employees, representatives or assignees (together with BC Cyan, collectively, the “BN Related Parties”) for all losses and damages suffered as a result of the failure of the Subscriptions to be consummated or for a breach or failure to perform hereunder or otherwise, and none of the BN Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Subscriptions.

5.2.2 If BC Cyan fails to pay (or fails to cause to pay) promptly any amount due under this Section 5.2, and in order to obtain such payment, Subscriber commences an Action (as defined in the Business Combination Agreement) against BC Cyan that results in a judgment against BC Cyan or any of its Subsidiaries for any amount owed thereby under this Section 5.2, BC Cyan shall reimburse Subscriber for its reasonable, documented and out-of-pocket costs and expenses (including reasonable, documented and out-of-pocket attorneys’ fees) incurred in connection with such Action, together with interest on such amount at a rate equal to (i) the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, plus (ii) two percent (2%).

5.2.3 Each of the parties hereto acknowledges that (i) the agreements contained in this Section 5.2 are an integral part of the Transactions, (ii) without these agreements, the parties would not enter into this Subscription Agreement or the Business Combination Agreement, (iii) the provisions of this Section 5 supersede in their entirety that certain amended and restated letter of intent, dated as of May 16, 2022, by and between Blue Nile and Buyer (as amended, modified or supplemented from time to time), and (iv) unless otherwise required by applicable Law, the Subscriber Termination Adjustment serves as an adjustment to the purchase price of the Company Convertible Preferred Shares issued pursuant to the Stock Purchase Agreement.

6. Miscellaneous.

6.1 Further Assurances; Reliance; Additional Information.

6.1.1 Each of the Subscriber and the Company shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described herein.

6.1.2 The Subscriber acknowledges that the Company, BC Cyan and others are entitled to rely upon this Subscription Agreement, including the acknowledgments, understandings, agreements, representations and warranties made by the Subscriber contained in this Subscription Agreement and any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Subscriber. Prior to the Closing, the Subscriber agrees to promptly notify the Company and BC Cyan if any of its acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. Each of the Subscriber, the Company and BC Cyan is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3 The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall promptly provide such information as may be reasonably requested, in each case to the extent within the Subscriber’s possession and control or otherwise readily available to the Subscriber.

6.2 Expenses. Except as set forth in the Business Combination Agreement or otherwise provided herein, each of the parties hereto will pay its own costs and expenses (including legal, financial advisory, consulting and accounting fees and expenses) incurred at any time in connection with this Subscription Agreement and the transactions contemplated herein.

6.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to the Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Company, to:

Mudrick Capital Acquisition Corporation II

527 Madison Avenue, 6th Floor

New York, New York 10022

Attention: John O’Callaghan

with a required copy (which copy shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Jackie Cohen

Email: jackie.cohen@weil.com

and

BC Cyan Investment Holdings Inc.

c/o Bain Capital Private Equity, LP

200 Clarendon Street

Boston, MA 02116

Attention: David Humphrey; Ryan Cotton; David Hutchins

with a required copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Peter Seligson

Email: peter.seligson@kirkland.com

6.4 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

6.5 Modifications and Amendments. This Subscription Agreement may not be amended, modified or supplemented except by an instrument in writing, signed by the Company, BC Cyan, Blue Nile and the Subscriber. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

6.6 Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.7 Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the Subscriber hereunder (other than the Shares, if any, acquired hereunder) may be transferred or assigned without the written consent of the Company, BC Cyan and Blue Nile, and then only in accordance with this Subscription Agreement; provided, that the Subscriber may assign its rights, interests or obligations hereunder to any fund or account managed by the same investment manager as Subscriber or an affiliate of Subscriber, without the prior consent of the Company, BC Cyan and Blue Nile, so long as (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by the Subscriber, the assignee(s) shall become the Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of the Subscriber provided for herein to the extent of such assignment and (ii) no assignment shall relieve the Subscriber of any of its obligations or liabilities hereunder. Any purported assignment in violation of this Section 6.7 shall be null and void and of no force or effect. Section 1.2.3 shall terminate upon any assignment by the Subscriber unless such assignee is also a lender under the Term Loan Facility.

6.8 Benefit. Except as otherwise provided herein (including the next sentence hereof), this Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

6.9 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.10 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; provided, that if the Court of Chancery of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in, and each of the parties irrevocably consents to the exclusive jurisdiction and venue of, the U.S. District Court for the District of Delaware; provided, further, that if the U.S. District Court for the District of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the Delaware state courts, such legal proceeding shall be heard in, and each of the parties irrevocably consents to the exclusive jurisdiction and venue of, the Delaware state courts located in Wilmington, Delaware (together with the U.S. District Court for the District of Delaware and the Court of Chancery of the State of Delaware, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement and each other document executed in connection with the Transaction, and the consummation thereof, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons. Each party hereto hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereto hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before the Chosen Courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than the Chosen Courts, whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of Delaware, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.3, and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.10, a party hereto may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTION, AND THE CONSUMMATION THEREOF, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTION, AND THE CONSUMMATION THEREOF. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.11 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.12 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.13 Specific Performance. The parties hereto agree that each of the parties would suffer irreparable damage if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms, or this Subscription Agreement was otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that each of the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.10, this being in addition to any other remedy to which any party hereto is entitled at law, in equity, in contract, in tort or otherwise, including money damages. The right to specific enforcement shall include the right of the Company, BC Cyan or Blue Nile to cause the Subscriber to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement, including the Subscriber’s obligation to fund the Applicable Purchase Price and, if applicable, the Backstop Share Price pursuant to Section 3.1. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.13 is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The parties acknowledge and agree that this Section 6.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.14 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereto as set forth herein shall survive the consummation of the Transaction and remain in full force and effect.

6.15 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the other party hereto. Each of the parties hereto agrees to indemnify and hold the other party hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.16 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.17 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by email transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.18 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.19 Mutual Drafting. This Subscription Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6.20 Tax Treatment. For U.S. federal (and all applicable state and local) income tax purposes, the parties agree that any Loan Tender pursuant to Section 1.2.3 of this Agreement is intended to be treated as a debt-for-equity exchange of Subscriber Term Loans for equity interests of the Company. None of the parties shall take any position on any Tax Return, in any Tax audit or in any other Tax proceeding inconsistent therewith, except as required by applicable Law.

6.21 Tax Cost Sharing. In the event that a Loan Tender occurs: (a) the Company shall prepare all Tax Returns for the taxable period in which the Loan Tender occurred and calculate the amount of Taxes owed by the Company with respect to cancellation of indebtedness income, if any, attributable to such Loan Tender (any such Taxes, “CODI Taxes”), calculated assuming that all available Tax attributes of the Company are applied to offset CODI Taxes attributable to such Loan Tender, using a “with and without” methodology (such calculation, the “CODI Tax Calculation”); and (b) shall deliver the CODI Tax Calculation to the Subscriber. Subscriber shall pay over to the Company an amount equal to 50% of any CODI Taxes reflected in the CODI Tax Calculation with respect to any Loan Tender.

7. Disclosure. The Subscriber hereby acknowledges that the terms of this Subscription Agreement will be disclosed by the Company in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on or after the date hereof and a form of this Subscription Agreement will be filed with the SEC as an exhibit thereto.

8. Legend Removal. If requested by the Subscriber, the Company shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Shares upon being sold under a registration statement filed by the Company registering the resale of the Shares or in accordance with Rule 144 promulgated under the Securities Act following the time of sale of such Shares, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Subscriber as reasonably requested by the Company, its counsel or the transfer agent, establishing that restrictive legends are no longer required. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of Shares to the Company (or its successor) upon request to assist the Company in making the determination described above.

9. Trust Account Waiver. The Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated December 7, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Company, its public shareholders and the underwriters of Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

COMPANY:

MUDRICK CAPITAL ACQUISITION
CORPORATION II

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Chief Executive Officer

Accepted and agreed this 10th day of June, 2022.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

BC CYAN INVESTMENT HOLDINGS, INC.

By:	/s/ Sean Kell
Name:	Sean Kell
Title:	Chief Executive Officer and President

Accepted and agreed this 10th day of June, 2022.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

BLUE NILE, INC.

By:	/s/ Sean Kell
	Name:	Sean Kell
	Title:	Chief Executive Officer and President

Accepted and agreed this 10th day of June, 2022.

[Signature Page to Subscription Agreement]

SUBSCRIBER:

Signature of the Subscriber: Mudrick Capital		Signature of Joint Subscriber, if applicable:
Management, L.P., as investment manager

By:
By:	/s/ Glenn Springer	Name:
Name:	Glenn Springer	Title:
Title:	Chief Financial Officer

Date: June 10, 2022

Name of the Subscriber:		Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)		(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of the Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

The Subscriber’s EIN:		Joint Subscriber’s EIN:

Business Address-Street:		Mailing Address-Street (if different):

527 Madison Avenue, 6th Floor

New York, NY 10022

[Signature Page to Subscription Agreement]

Attn:	Attn:

Telephone No.:	Telephone No.:

PIPE Shares issued in the PIPE Subscription:

Applicable Purchase Price: $                     .

Subscriber must pay the Applicable Purchase Price and the Backstop Subscription Amount, if applicable, by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check all applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Subscriber and under which the Subscriber accordingly qualifies as an “accredited investor.”

Initials

This page should be completed by the Subscriber

and constitutes a part of the Subscription Agreement.

☐ Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐ Any insurance company as defined in Section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act;

Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

Initials

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the

This page should be completed by the Subscriber

and constitutes a part of the Subscription Agreement.

primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

☐ Any entity in which all of the equity owners are “accredited investors.”

This page should be completed by the Subscriber

and constitutes a part of the Subscription Agreement.